UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, TX 78729

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (512) 869-1555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MTEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, the Board of Directors (the “Board”) of Molecular Templates, Inc., a Delaware corporation (the “Company”), elected Gabriela Gruia, M.D. to the Board as a class I director with a term expiring at the 2023 annual meeting of stockholders.

In accordance with the Company’s amended and restated non-employee director compensation policy, Dr. Gruia will receive a $40,000 annual cash retainer for her service on the Board. In addition, in accordance with the Company’s amended and restated non-employee director compensation policy, Dr. Gruia received an option to purchase 25,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) upon her election to the Board, at an exercise price of $2.35, the closing share price of the Common Stock on the Nasdaq Global Select Market on March 1, 2022 (the “Initial Option Grant”). This Initial Option Grant vests and becomes exercisable as to 50% of the shares of Common Stock subject to such Initial Option Grant on each of the first and second anniversaries of the date of grant, subject to Dr. Gruia’s continued service as a director of the Company. Subject to the terms of the Company’s amended and restated non-employee director compensation policy, Dr. Gruia is also entitled to receive an option to purchase 15,000 shares of Common Stock on the date of each annual meeting of stockholders with an exercise price equal to the closing share price of the Common Stock on the Nasdaq Global Select Market on the date of grant (the “Annual Option Grant”). Such Annual Option Grant shall vest and become exercisable on the first anniversary of the date of grant, subject to Dr. Gruia’s continued service as a director of the Company.

Also, in connection with her election to the Board, Dr. Gruia entered into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially the same as the form of indemnification agreement that the Company has entered into with its other directors, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-32979) filed with the SEC on August 7, 2017. The Indemnification Agreement provides that the Company will indemnify the relevant director, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director.

There are no arrangements or understandings between Dr. Gruia and any other person pursuant to which Dr. Gruia was elected as a director.

A copy of the press release announcing Dr. Gruia’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Molecular Templates, Inc., dated March 2, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Date: March 2, 2022
	By:	/s/ Eric E. Poma, Ph.D.
	Name:	Eric E. Poma, Ph.D.
	Title:	Chief Executive Officer